UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2019

SOUTH JERSEY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-06364	22-1901645
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 South Jersey Plaza, Folsom, New Jersey 08037
(Addresses of principal executive offices) (Zip Code)

(609) 561-9000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $1.25 par value per share	SJI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 8.01 Other Events.

In connection with an automatic shelf registration statement to be filed on Form S-3, South Jersey Industries, Inc. (the “Company”) is filing herewith additional financial statement exhibits to be incorporated by reference into the registration statement.

Attached hereto as Exhibit 99.1 and incorporated herein by reference is the Company's unaudited pro forma condensed statement of income for the year ended December 31, 2018, giving effect to the acquisition of Elizabethtown Gas Company (“ETG”) as if such acquisition had occurred on January 1, 2018.  Attached hereto as Exhibit 99.2 and incorporated herein by reference is the Company's unaudited pro forma condensed statement of income for the six months ended June 30, 2019, giving effect to certain dispositions of assets as if each had occurred on January 1, 2019.

The Pro Forma Information has been presented for informational purposes only and is not necessarily indicative of what the Company’s results of operations actually would have been had the acquisition and dispositions been completed as of January 1, 2018 or January 1, 2019, respectively. In addition, the Pro Forma Information does not purport to project the future financial position or operating results of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

99.1	Unaudited pro forma condensed consolidated statement of income and explanatory notes for the Company for the year ended December 31, 2018.
99.2	Unaudited pro forma condensed consolidated statement of income and explanatory notes for the Company for the six months ended June 30, 2019.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC.

By:	/s/ Cielo Hernandez
Cielo Hernandez
Senior Vice President and Chief Financial Officer, SJI

Date: September 9, 2019